UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2015

DRONE AVIATION HOLDING CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-150332	46-5538504
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11651 Central Parkway #118, Jacksonville, FL 32224

 (Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (904) 245-1788

11653 Central Parkway, Jacksonville FL 32224

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

The information set forth in Item 5.02 is incorporated by reference into Item 3.02.

On June 1, 2015, the Board of Directors (the “Board”) of Drone Aviation Holding Corp., a Nevada corporation (the “Company”) granted nonqualified options to purchase up to an aggregate of 10,000,000 shares of the Company’s common stock, par value $0.0001 per share, to certain employees of the Company, including the below listed officers:

Name and Title	Amount of Options
Felicia Hess (CEO)	3,000,000
Daniyel Erdberg (COO)	3,000,000
Kendall Carpenter (CFO)	1,000,000

The above options have a term of three years and an exercise price of $0.15 per share, and vest as follows: 50% on the earlier of (i) the one year anniversary of the date of grant or (ii) the listing of the Company’s common stock on a national exchange and 50% on the earlier of (i) the two year anniversary of the date of grant or the listing of the Company’s common stock on a national exchange.

In addition, the Board also granted four-year options to an employee of the Company to purchase 1,500,000 shares of the Company’s common stock with an exercise price of $0.27 per share, vesting in three equal installments on May 4, 2016, 2017 and 2018.

The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended by virtue of Section 4(a)(2) thereof, as a transaction by an issuer not involving a public offering.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Resignation of Chairman

On June 1, 2015, the Board accepted the resignation of General Wayne Jackson as Chairman of the Board. General Jackson will remain a director of the Company. His resignation as Chairman of the Board is not in connection with any disagreement with the management of the Company.

Election of Chairman

On June 1, 2015, the Board elected Jay Nussbaum as Chairman of the Board and a member of the Strategic Advisory Board of the Company for a term of two years. There is no family relationship between Mr. Nussbaum and any of our other officers and directors. Other than disclosed herein, there are no understandings or arrangements between Mr. Nussbaum and any other person pursuant to which Mr. Nussbaum was appointed as director.

Jay H. Nussbaum, Age 71

Mr. Nussbaum has extensive executive experience and expertise in government and commercial sales and management. Mr. Nussbaum is the Founder of Agilex Technologies, Inc. and served as its Vice Chairman and Chief Operating Officer from 2006 to March 2015, when it was acquired by Accenture Federal Services, a provider of mission and technology solutions to the national security, healthcare and public sectors of the U.S. government.

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He previously served as Executive Vice President of Oracle Service Industries (“Oracle”), under Oracle's Chairman and CEO Larry Ellison, where he oversaw Government, Education, Health, Communications, Utilities and Financial Services operations.

He also served as Global Head of Sales, Marketing and Business Development for Citigroup Global Transaction Services, and as President of Integrated Systems Operation at Xerox Corp.

Mr. Nussbaum has been a Director of Grand Slam Acquisition Corp. since October 24, 2007, an Independent Director of Victory Acquisition Corp. since January 12, 2007 and a Director at Agilex Technologies, Inc. since 2006.

Compensation

In consideration for Mr. Nussbaum’s services as Chairman of the Board, the Company shall grant to him:

(i)	Monthly fee of $4,000;

(ii)	Annual bonus as shall be determined by the Board;

(iii)	2,000,000 shares of restricted common stock of the Company, subject to reverse monthly vesting over a successive twenty-four (24) month period based on Mr. Nussbaum’s continued service to the Company;

(iv)	Three- year options to purchase 5,000,000 shares of the Company’s common stock with an exercise price of $0.25 per share vesting as follows:

a.	with respect to 1,000,000 shares of the Company’s common stock at any time between June 1, 2015 and June 1, 2017 when an aggregate of $1,000,000 in revenue is recorded based upon Mr. Nussbaum direct business development efforts;

b.	with respect to an additional 1,000,000 shares of the Company’s common stock at any time between June 1, 2015 and June 1, 2017 when an additional aggregate of $1,000,000 in revenue is recorded based upon Mr. Nussbaum direct business development efforts;

c.	with respect to an additional 1,000,000 shares of the Company’s common stock at any time between June 1, 2015 and June 1, 2017 when an additional aggregate of $1,000,000 in revenue is recorded based upon Mr. Nussbaum direct business development efforts;

d.	with respect to an additional 1,000,000 shares of the Company’s common stock at any time between June 1, 2015 and June 1, 2017 when an additional aggregate of $1,000,000 in revenue is recorded based upon Mr. Nussbaum direct business development efforts; and

e.	with respect to an additional 1,000,000 shares of the Company’s common stock at any time between June 1, 2015 and June 1, 2017 when an additional aggregate of $1,000,000 in revenue is recorded based upon Mr. Nussbaum direct business development efforts; and

(v)	Three-year options to purchase 3,000,000 shares of the Company’s common stock with an exercise price of $0.25 per share vesting in two (2) equal installments on each annual anniversary of the date of grant.

Compensation of Directors

On June 1, 2015, the Board also approved a monthly fee of $2,000 to General Jackson and Mr. Haas for their services on the Board.

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ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits.  The following exhibits are filed with this Report:

Exhibit Number	Description

10.1	Director Agreement between Drone Aviation Holding Corp. and Jay Nussbaum dated June 4, 2015

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Drone Aviation Holding Corp.
(Registrant)

Date: June 5, 2015	By:	/s/ Kendall Carpenter
Name: Kendall Carpenter
Title: Chief Financial Officer